UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Citi Trends, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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104 Coleman Boulevard

Savannah, Georgia 31408

(912) 236-1561

April 19, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc. to be held at 9:00 a.m., EDT, on Wednesday, May 23, 2012, at the Embassy Suites-Airport, 145 West Mulberry Boulevard, Savannah, Georgia 31322. The formal notice of annual meeting appears on the next page.

In addition to the formal items of business to be brought before the meeting, we will be pleased to report on the affairs of the Company.

We look forward to greeting personally those stockholders who are able to be present at the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to complete, sign, date and return the enclosed proxy card promptly in the envelope provided.

Very truly yours,

R. Edward Anderson
Chairman of the Board of Directors

Citi Trends, Inc.

104 Coleman Boulevard
Savannah, Georgia 31408

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 23, 2012

TO THE STOCKHOLDERS:

You are cordially invited to attend the annual meeting of stockholders of Citi Trends, Inc., a Delaware corporation, which will be held at the Embassy Suites-Airport, 145 West Mulberry Boulevard, Savannah, Georgia 31322, on Wednesday, May 23, 2012, at 9:00 a.m., EDT, for the following purposes:

1.     To elect the nominee named in the attached proxy statement to the board of directors to serve as a Class I director whose term will expire in 2015;

2.     To hold an advisory vote to approve the compensation of our named executive officers for 2011;

3.     To approve the Citi Trends, Inc. 2012 Incentive Plan;

4.     To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013; and

5.     To transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on March 26, 2012, the record date for the annual meeting.

For directions to the annual meeting, please call the Embassy Suites-Airport at (912) 330-8222.

Whether or not you plan to attend the meeting in person, please complete, sign, date and return the accompanying proxy card promptly, so that your shares may be represented and voted at the annual meeting. A return envelope is enclosed for your convenience. No postage need be affixed to the enclosed envelope if mailed in the United States.

By Order of the Board of Directors,

Bruce D. Smith
Executive Vice President, Chief Financial Officer and Secretary

April 19, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 23, 2012:  The Proxy Statement and our 2011 Annual Report are available at http://ir.cititrends.com/annual-proxy.cfm

CITI TRENDS, INC.
104 Coleman Boulevard
Savannah, Georgia 31408

PROXY STATEMENT

Annual Meeting of Stockholders

to be held on May 23, 2012

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation by the board of directors of Citi Trends, Inc. of proxies to be voted at the annual meeting of stockholders on May 23, 2012. This proxy statement, the accompanying proxy card and the annual report to stockholders are being mailed to stockholders on or about April 20, 2012.

The principal executive offices of Citi Trends, Inc., a Delaware corporation, are located at 104 Coleman Boulevard, Savannah, Georgia 31408, and our telephone number is (912) 236-1561.

The terms “Citi Trends” or the “Company” (as well as the words “we,” “us” and “our”) refer to Citi Trends, Inc. References to “you” or “your” refer to our stockholders.

In this section of the proxy statement, we answer some common questions regarding the annual meeting of stockholders and the voting of shares of common stock at the meeting.

Where and when will the annual meeting be held?

The date, time and place of the meeting are:  May 23, 2012, at 9:00 a.m., EDT, at Embassy Suites-Airport, 145 West Mulberry Boulevard, Savannah, Georgia 31322.  For directions to the meeting, please call the Embassy Suites-Airport at (912) 330-8222.

Why did you send me this proxy statement?

This proxy statement was prepared under the direction of our board of directors to solicit your proxy for voting at our annual meeting. We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. But you do not have to attend in order to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

What can I vote on at the meeting?

The matters scheduled to be voted on at the meeting are:

(1)   The election of the nominee named in the proxy statement to our board of directors to hold office until the annual meeting of stockholders in 2015 and until her successor is elected and qualified;

(2)   An advisory vote to approve the compensation of our named executive officers for 2011;

(3)   The approval of the Citi Trends, Inc. 2012 Incentive Plan; and

(4)   Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote your shares (i) “FOR” the nominee to the board of directors, (ii) “FOR” the approval of the compensation paid to our named executive officers, (iii) “FOR” the approval of the Citi Trends, Inc. 2012 Incentive Plan; and (iv) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on March 26, 2012, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of the close of business on March 26, 2012, there were a total of 14,925,882 shares of our common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own. Holders of shares of common stock do not have cumulative voting rights. The enclosed proxy card shows the number of shares you can vote.

What is the required vote for approval?

The election of our nominee for director requires a plurality of the votes cast at the annual meeting.

The advisory vote to approve the compensation of our named executive officers requires a majority of the votes cast at the annual meeting.

The approval of the Citi Trends, Inc. 2012 Incentive Plan requires a majority of the votes cast at the annual meeting.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires a majority of the votes cast at the annual meeting on such matter.

How are votes counted?

We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting in person. One third of the shares of common stock outstanding and entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

Votes withheld from the director nominee, abstentions and broker non-votes will be counted as shares present for the purpose of determining a quorum but will not be counted in determining the number of shares voted “FOR” the director nominee or treated as votes cast on any other proposal and, therefore, will not affect the outcome of the election of our director nominee or these other proposals.

A broker non-vote occurs when a bank, broker or other nominee who holds shares for another person returns a proxy but does not vote on a particular item, usually because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

How do I vote?

Stockholders of record may vote in person by attending the annual meeting or by completing and returning the proxy by mail. Your vote is very important, so regardless of whether you plan to attend the annual meeting, we encourage you to vote by proxy as soon as possible.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies in the proxy card will vote your shares as you instruct. If you do not mark a selection, your proxy will be voted as recommended by the board of directors.

You have the following choices in completing your proxy:

•      You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•      In voting on the nominee for director, you can either vote “FOR” the nominee or withhold your vote on the nominee.

•      You may abstain on one or more of the Company’s proposals:  to approve, on a non-binding, advisory basis, the compensation of our named executive officers, to approve the Citi Trends, Inc. 2012 Incentive Plan and to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

•      You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote (i) to elect the nominee as director, (ii) to approve the compensation of our named executive officers, (iii) to approve the Citi Trends, Inc. 2012 Incentive Plan, and (iv) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013.

How do I vote if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee, that party will give you instructions for voting your shares.  Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.”  If you do not provide voting instructions to your bank or broker, under a recent rule change the organization that holds your shares will not be authorized to vote on the election of directors or on any matter involving executive compensation (including the advisory vote to approve the compensation of our named executive officers and the proposal to approve the Citi Trends, Inc. 2012 Incentive Plan). Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the election of the Class I director, the advisory vote to approve the compensation of our named executive officers, the proposal to approve the Citi Trends, Inc. 2012 Incentive Plan and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013.  If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.

Can I change my vote after I return my proxy card?

Yes, so long as you are the record holder and not a nominee holder of the shares. At any time before the vote on a proposal, you can change your vote either by giving us a written notice revoking your proxy card, or by signing, dating and returning to us a new proxy card or by attending the annual meeting and voting your shares in person. We will honor the proxy card with the latest date.

Proxy revocation notices or new proxy cards should be sent to Citi Trends, Inc. c/o American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you have submitted a proxy card if you are a stockholder of record on the record date. If your shares are held in street name, then you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted by mail.

What do I do if I receive duplicate proxy statements and cards?

You may receive more than one proxy statement, proxy card or annual report. This duplication will occur if you have shares registered in different names or your shares are in more than one type of account maintained by American Stock Transfer and Trust Company, our transfer agent. To have all your shares voted, please sign, date and return all proxy cards.

Who will count the votes?

American Stock Transfer and Trust Company will tabulate the votes. Corporate Communications, Inc. will serve as the inspector of election.

Who will conduct this proxy solicitation and who pays for this proxy solicitation?

We regularly retain the services of Corporate Communications, Inc. to assist with our investor relations and other stockholder communications issues. Corporate Communications, Inc. will assist in the solicitation of proxies and will not receive any additional compensation for these services. Corporate Communications, Inc. may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. We will reimburse the firm’s expenses in connection with the solicitation. In addition, proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.

In addition, we will request that brokerage houses, banks and other custodians or nominees holding shares in their names for others forward proxy materials to their customers or principals who are the beneficial owners of shares and we will reimburse them for their expenses in doing so.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our board of directors currently consists of five directors, R. Edward Anderson, Brian P. Carney, Lawrence E. Hyatt, John S. Lupo, and Patricia M. Luzier.  Our directors are divided into three classes with staggered three-year terms so that the term of one class expires at each annual meeting of stockholders. One nominee will be proposed for election as a Class I director at the annual meeting.

It is intended that the persons named in the accompanying proxy will vote to elect the nominee listed below unless authority to vote is withheld. The elected director will serve until the annual meeting of stockholders in 2015 or until an earlier resignation or retirement or until a successor is elected and qualifies to serve.

The nominee has agreed to stand for election and is available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy.

Nominee for Election as Class I Director

Patricia M. Luzier currently serves as a Class I director whose term expires at the annual meeting.  Ms. Luzier has been nominated by our board of directors to stand for re-election at the annual meeting for a three-year term expiring in 2015.

Ms. Luzier currently is Chair of the Nominating and Corporate Governance Committee of our board of directors and a member of the Compensation Committee and the Audit Committee of our board of directors.  Ms. Luzier’s biographical information is set forth on the following page.

The board of directors recommends that stockholders vote “FOR” the nominee for election as a Class I director.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Leadership Structure

The board of directors does not have a set policy with respect to the separation of the offices of the chairman and chief executive officer, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board.  Mr. Anderson held both offices from May 2006 through his retirement as Chief Executive Officer (“CEO”) in April 2009, at which time he became Executive Chairman of the board in order to provide for an orderly transition of the CEO role to David Alexander.  In April 2010, Mr. Anderson transitioned from Executive Chairman to non-executive Chairman.  As a result, the two offices were separated from April 2009 to January 2012, at which point the board asked Mr. Anderson to return to the CEO role upon the departure of Mr. Alexander.

Our board of directors consists of five directors (Messrs. Anderson, Carney, Hyatt and Lupo and Ms. Luzier), all of whom, except Mr. Anderson, have been determined by the board to be independent under NASDAQ listing standards. Our Second Amended and Restated Certificate of Incorporation divides our board into three classes having staggered terms, with one of such classes being elected each year for a new three-year term.  Our Class I director, Ms. Luzier, has a term expiring in 2012, our Class II directors, Messrs. Carney and Lupo, have terms expiring in 2013, and our Class III directors, Messrs. Anderson and Hyatt, have terms expiring in 2014.

Directors

The following sets forth selected biographical information for our directors.

Nominee for Class I Director.

Patricia M. Luzier.  Ms. Luzier, age 62, has served as a director since 2005 and is the Chair of the Nominating and Corporate Governance Committee, as well as a member of the Audit Committee and the Compensation Committee. Ms. Luzier currently has her own private consulting business focused on human resource management, organizational development and executive coaching. Ms. Luzier was previously the Senior Vice President and Chief Administrative Officer of Cole National Corporation, a specialty retailer, from 1999 through 2004. She served as Senior Vice President, Human Resources and Administration, for HomePlace Group, Inc. from 1998 until 1999. She also served as Senior Vice President of Human Resources with Vicorp Restaurants, Inc. from 1994 until 1998. Ms. Luzier currently serves as a director for Dale Carnegie and Associates, a private performance-based training company.

In determining that Ms. Luzier should continue serving as one of our directors, the Board considered in particular her experience in the area of human resources with retail companies and her performance as a member of the board of directors of Citi Trends.

Continuing Class II Directors with Terms Expiring in 2013.

Brian P. Carney.  Mr. Carney, age 51, has served as a director since 2007, and is a member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  Mr. Carney currently serves as Executive Vice President and Chief Financial Officer of BI-LO, LLC, a grocery retailer, a position he has held since 2005.  Prior to that time, Mr. Carney had served as Executive Vice-President and Chief Financial Officer of Jo-Ann Stores, Inc., a specialty retailer, from 1997 to 2005, as Senior Vice President of Finance of Revco, D.S., Inc., a drug store retailer, from 1989 to 1997, and as an Audit Manager with Arthur Andersen & Co., a public accounting firm, from 1982 to 1989.

On March 23, 2009, BI-LO, LLC filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  BI-LO, LLC emerged from Chapter 11 through a plan of reorganization on May 12, 2010.

In determining that Mr. Carney should continue serving as one of our directors, the board considered in particular his financial, accounting and audit experience with publicly reporting retail companies and a public accounting firm, as well as his performance as a member of the board of directors of Citi Trends.  His financial background is such that he is considered to be an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”).

John S. Lupo.  Mr. Lupo, age 65, has served as a director since 2003, and is Chairman of the Compensation Committee, as well as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Lupo was a principal in the consulting firm, Renaissance Partners, LLC, from 2000 through 2008. From 1998 through 1999, Mr. Lupo served as Executive Vice President of Basset Furniture. From 1996 until 1998, Mr. Lupo served as the Chief Operating Officer of the International Division of Wal-Mart Stores Inc., and from 1990 until 1996, Mr. Lupo served as Senior Vice President and General Merchandise Manager of Wal-Mart Stores, Inc.

Mr. Lupo has also served as a director of Cobra Electronics Corp since 2007.  Mr. Lupo served as a director of Spectrum Brands Inc. (formerly Rayovac Corporation) from 1998 to 2009 and as a director of AB Electrolux from 2007 to 2012.

In determining that Mr. Lupo should continue serving as one of our directors, the board considered in particular his retail merchandising and operational experience with Wal-Mart Stores, Inc. and as a consultant with Renaissance Partners, LLC, as well as his performance as a member of the board of directors of Citi Trends.

Continuing Class III Directors with Terms Expiring in 2014.

R. Edward Anderson.  Mr. Anderson, age 62, has served as Chairman of the board of directors since May 2006, including as Executive Chairman from October 2011 to January 2012 and from April 2009 to April 2010, and as a director since 2001.  He served as Chief Executive Officer of the Company from 2001 to April 2009 and returned to that position in January 2012.  From 1997 to 2001, Mr. Anderson was Chief Financial Officer of Variety Wholesalers, Inc., an operator of discount stores.  Prior to 1997, Mr. Anderson served as Chairman, President and Chief Executive Officer of Rose’s Stores, Inc., a discount retailer.

In determining that Mr. Anderson should continue serving as one of our directors, the board considered in particular his in-depth knowledge of Citi Trends attained from his tenure of more than seven years as CEO and ten years as a director.  In addition, the board considered his experience as CFO, CEO and Chairman of other discount retailers prior to joining Citi Trends.

Lawrence E. Hyatt.  Mr. Hyatt, age 57, has served as a director since 2006, and is Chairman of the Audit Committee, and a member of the Compensation Committee and the Nominating and Corporate Governance Committee.  Mr. Hyatt has served as the Senior Vice President and Chief Financial Officer of Cracker Barrel Old Country Store, Inc., a restaurant and retail company, since January 2011.  From 2004 through 2010, Mr. Hyatt served as the Chief Financial Officer, Secretary and Treasurer of O’Charley’s Inc., a multi-concept restaurant company.  He also served as Interim Chief Executive Officer of O’Charley’s Inc. from February 2009 through June 2009.  Mr. Hyatt served as the Executive Vice President and Chief Financial Officer of Cole National Corporation, a specialty retailer, from 2002 to 2004, as Chief Financial and Restructuring Officer of PSINet Inc., an internet service provider, from 2000 to 2002, as Chief Financial Officer of HMS Host Corporation, a subsidiary of Autogrill S.p.A., from 1999 to 2000, and as Chief Financial Officer of Sodexho Marriott Services, Inc. and its predecessor company from 1989 to 1999.

In determining that Mr. Hyatt should continue serving as one of our directors, the board considered in particular his experience as a public company CFO and his retail background.  His financial background is such that he is considered to be an “audit committee financial expert” as defined by the rules of the SEC and, as a result, the board named him Chairman of the Audit Committee.  In addition, the board considered his performance as a director of Citi Trends.

Board Risk Oversight

Our management team is responsible for identifying, assessing and managing our exposure to risk, while the board of directors is responsible for providing oversight of risk management.  The oversight role performed by the board and its committees includes, among other things, the following:

•      Review of risks associated with our long-term strategic plan and annual budgets;

•      Meetings with various members of management regarding initiatives being undertaken in their areas, including, among others, merchandising, real estate, finance, human resources and information systems;

•      Private meetings with our independent registered public accounting firm, our Chief Financial Officer, and our Director of Internal Audit;

•      Performance of a comprehensive risk assessment, including those significant risk factors discussed in Item 1A of our Annual Report on Form 10K;

•      Review and approval of our Investment Policy; and

•      Review of legal matters

Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each have responsibility for addressing risks inherent within their areas of oversight.  In accordance with its charter, the Audit Committee is responsible for assisting the board with its oversight of our overall risk management profile and our financial reporting risks.  The Compensation Committee’s responsibilities related to risk include ensuring that compensation policies have a fair balance of risk and reward.  The Nominating and Corporate Governance Committee’s primary risk-related responsibilities deal with the development and recommendation of appropriate corporate governance guidelines and oversight to ensure compliance with such guidelines.  Each of the committee chairs regularly reports to the board regarding significant issues addressed.

Risk and Employee Compensation

We believe that Citi Trends’ compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company.  Instead, we believe that our compensation structure encourages a fair balance of risk and reward.  The process undertaken by the board to determine that the compensation policies do not create unnecessary risk includes detailed reviews of the assumptions used in the budget on which annual cash incentives are based.  In addition, the board participates in the strategic planning process to ensure that the goals and planned strategies to achieve such goals are aligned between management and the board.  As a retail company operating only one store concept, we are not subject to many of the issues that caused employees in the financial services sector to take excessive and unnecessary risks in order to maximize their compensation.  We believe that the components of our employee-wide compensation program are consistent in form with similar companies.  Also, the performance targets for our named executive officers are at the consolidated company level, not at individual division or subsidiary levels, and there is a balance between annual cash incentive compensation and long-term equity incentives to enhance the likelihood that management will not make decisions in the short-term to earn cash incentives at the risk of achieving long-term success.

Board of Directors Committees

The board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised solely of the independent members of our board of directors, Messrs. Carney, Hyatt and Lupo and Ms. Luzier.

Audit Committee

The Audit Committee, currently consisting of all four of the Company’s independent directors, reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. The current members of the Audit Committee satisfy NASDAQ’s audit committee member independence requirements. Mr. Hyatt is the Chairman of the Audit Committee.  The board of directors has determined that Mr. Hyatt and Mr. Carney are “audit committee financial experts” as defined by the rules of the SEC.  During fiscal 2011, the Audit Committee met 10 times.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Audit Committee oversees the Company’s accounting and financial reporting processes, both internal and external, and audits of the Company’s financial statements, on behalf of the board of directors.  The principal duties and responsibilities of our Audit Committee, among other things, are to:

•                  have direct responsibility for the appointment, selection, compensation, retention, replacement and oversight of the work of our independent registered public accounting firm, including prescribing what services are allowable and approving in advance all services provided by them;

•                  discuss with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits and the results of their respective audits;

•                  review our annual audited financial statements and quarterly unaudited financial statements, and discuss the statements with management and the independent registered public accounting firm and review our earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•                  review and discuss with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of our internal controls, including our ability to monitor and manage business risk, legal and ethical compliance programs and financial reporting;

•                  review and approve all related party transactions consistent with the rules applied to companies listed on The NASDAQ Stock Market; and

•                  establish procedures regarding complaints received by us or our employees regarding accounting, accounting controls or auditing matters.

The Audit Committee is required to report regularly to our board of directors to discuss any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent registered public accounting firm, or the performance of the internal audit function. The Audit Committee’s work is guided by a written charter which has been approved and adopted by the board of directors. A copy of the current Audit Committee charter is available on the Company’s website located at http://www.cititrends.com. The information set forth on this website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of the Company’s other filings under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically so provides.

Compensation Committee

The Compensation Committee, currently consisting of all four of the Company’s independent directors, reviews and determines the compensation and benefits of the Company’s executive officers and administers our incentive and equity-based compensation plans. Mr. Lupo is the Chairman of the Compensation Committee. The Compensation Committee has adopted a formal charter which is available on our corporate website at http://www.cititrends.com.  During fiscal 2011, the Compensation Committee met 9 times.  The principal duties and responsibilities of our Compensation Committee, among other things, are to:

•                  review and approve corporate goals and objectives relevant to our CEO’s and other named executive officers’ compensation and evaluate the CEO’s performance in light of these goals and objectives;

•                  review and administer the Company’s incentive and equity-based compensation plans;

•                  determine and approve the CEO’s compensation;

•                  make recommendations to our board of directors regarding the salaries, incentive compensation plans and equity-based plans for our executive officers;

•                  oversee, in consultation with management, regulatory compliance with respect to compensation matters;

•                  review and approve any severance or similar termination payments proposed or made to any of our current or former executive officers; and

•                  review and approve any employment contracts or other contractual arrangements resulting in any payment to any employee of the Company proposed to be made as a result of a change in control of the Company.

The form and amount of director compensation is annually determined by our board of directors after a recommendation from the Nominating and Corporate Governance Committee.

The Compensation Committee has the discretion to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.  In addition, the Compensation Committee has delegated limited authority to a committee consisting of our CEO to grant awards under the 2005 Long-Term Incentive Plan to non-executive employees of the Company. The Compensation Committee has the authority and resources to engage compensation consultants and legal, accounting or other advisors to provide the committee with advice and information in connection with carrying out its responsibilities.  In 2011, the Compensation Committee engaged Hay Group (the “Compensation Consultant”) to provide advice on the Company’s executive and director compensation practices.

See “Compensation Discussion and Analysis” elsewhere in this proxy statement for a discussion of the role of the Compensation Consultant and executive officers in the compensation process and further discussion of the processes and procedures of the Compensation Committee.  See also “Compensation Committee Report” elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of all four of the Company’s independent directors.  Ms. Luzier is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has adopted a formal charter which is available on our corporate website at http://www.cititrends.com.  During fiscal 2010, the Nominating and Corporate Governance Committee met 4 times.  The principal duties and responsibilities of our Nominating and Corporate Governance Committee, among other things, are to:

•                  review the composition of our board of directors and committee structure and evaluate the performance of directors and committees;

•                  identify individuals qualified to become board members, consistent with criteria approved by our board of directors;

•                  select and recommend individuals as nominees for directors at annual meetings of our stockholders;

•                  develop and recommend to the board of directors a set of corporate governance principles applicable to us and periodically review and assess such corporate governance principles;

•                  review the institutional and other affiliations of our board members and nominees for directors for any potential conflicts of interest and make recommendations to our board of directors with respect to the determination of director independence; and

•                  review and make recommendations to our board of directors concerning compensation arrangements for non-employee members of our board of directors.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics applicable to our directors, executive officers (including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) and employees in accordance with the rules of The NASDAQ Stock Market and the SEC. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•                  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•                  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in all other public communications;

•                  compliance with applicable laws, rules and regulations, including insider trading compliance; and

•                  accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

The Code of Business Conduct and Ethics is available on our corporate website at http://www.cititrends.com. In the event of any amendment or waiver of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, such amendment or waiver will be posted on our website.  Our directors, executive officers and employees are required to affirm annually their compliance with the Code of Business Conduct and Ethics.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Carney, Hyatt and Lupo and Ms. Luzier.  No current member of the Compensation Committee serves or has ever served as one of our executive officers or employees. None of our executive officers serves or has ever served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our board of directors or our Compensation Committee.

Attendance of Directors

During fiscal 2011, the board of directors held 18 meetings. Each director attended at least 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which he or she served, which meetings were held when he or she was a director.

Policies Relating to our Board of Directors

Nomination and Selection of Directors

Our Nominating and Corporate Governance Committee identifies and evaluates potential director candidates in a variety of ways. Recommendations may come from current members of our board of directors, professional search firms, members of management, stockholders or other persons. In assessing the qualifications of potential nominees, the Nominating and Corporate Governance Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third-party background and reference checks and on such other due diligence information as reasonably available. The Nominating and Corporate Governance Committee must be satisfied that the candidate possesses the highest professional and personal ethics and values and has broad experience at the policy-making level in business before it would recommend a candidate as a nominee to our board of directors, and the nominee must meet the following minimum qualifications:

•                  demonstrates personal integrity and moral character;

•                  shows a willingness to apply sound and independent business judgment for the long-term interests of stockholders of the Company;

•                  possesses relevant business or professional experience, technical expertise or specialized skills;

•                  exhibits personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs; and

•                  maintains the ability to commit sufficient time to effectively carry out the substantial duties of a director.

Neither the board nor the Nominating and Corporate Governance Committee has a formal diversity policy with regard to the consideration of diversity in identifying director candidates; however, our Corporate Governance Guidelines state that the committee will review candidates’ experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the board.  Accordingly, in connection with its evaluation of each candidate, the committee takes into account how all of these factors pertaining to a candidate may complement or supplement those skills of other board members.  This helps to explain how our board, consisting of five members, represents such a wide range of experiences, including executive, financial, merchandising, retail operations, distribution and human resources.

The Nominating and Corporate Governance Committee evaluates nominees submitted by stockholders in the same manner as nominees from other sources.  Stockholders may recommend nominees for consideration at the annual meeting by submitting the names and supporting information to the Secretary of the Company at: Stockholder Nominations, Citi Trends, Inc., 104 Coleman Boulevard, Savannah, Georgia 31408. Such submissions must be delivered or mailed to the Secretary not less than ninety (90) calendar days and not more than one hundred twenty (120) calendar days prior to the first anniversary of the previous year’s annual meeting. The submission should include a current resume and curriculum vitae of the candidate, a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission must also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate and must also comply with the requirements of our bylaws.

Communications with our Board of Directors

Stockholders and other interested parties may communicate directly with our board of directors, the non-management directors as a group or individual directors. All communications should be in writing and should be directed to the Secretary of the Company at: Stockholder Communications, Citi Trends, Inc., 104 Coleman Boulevard, Savannah, Georgia 31408. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication received by the Secretary will be forwarded to the intended recipients.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite, expect and encourage all directors to attend. All of our directors attended the 2011 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors.  Management has primary responsibility for the financial statements, the reporting process, and maintaining an effective system of internal controls over financial reporting.  The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is available on the “Investor Relations” section of the Company’s website at www.cititrends.com.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the 2011 fiscal year. The Audit Committee has also discussed with KPMG LLP, the Company’s independent registered public accounting firm during the 2011 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 for filing with the SEC.

Submitted by the Audit Committee of the board of directors:

Lawrence E. Hyatt, Chairman

Brian P. Carney

John S. Lupo

Patricia M. Luzier

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that disclosure with management.  Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2012 annual meeting of stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

Submitted by the Compensation Committee of the board of directors:

John S. Lupo, Chairman

Brian P. Carney

Lawrence E. Hyatt

Patricia M. Luzier

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our current executive officers.

Name	Age	Position
R. Edward Anderson	62	Chairman and Chief Executive Officer
Jason T. Mazzola	42	Executive Vice President and Chief Merchandising Officer
Bruce D. Smith	53	Executive Vice President and Chief Financial Officer
Ivy D. Council	55	Executive Vice President of Human Resources
James A. Dunn	55	Senior Vice President of Store Operations
Charles D. Crowell	59	Senior Vice President of Supply Chain

The following sets forth selected biographical information for our executive officers who are not directors.

Jason T. Mazzola. Mr. Mazzola has served as our Executive Vice President and Chief Merchandising Officer since February 2012. From May 2011 to February 2012, Mr. Mazzola was the Chief Merchandising Officer of ideeli Inc., an online apparel retailer.  From November 2009 to May 2011, Mr. Mazzola served as a consultant and Executive Vice President of Sales and Design for Long Street Industries Inc., an apparel wholesaler.  From 2001 to 2009, as well as from 1993 to 1996, Mr. Mazzola was employed in various merchandising positions with TJX Companies, Inc., including Senior Vice President/General Merchandise Manager-Ladies Sportswear, Shoes, Domestics, and Giftware of the A. J. Wright division.  Mr. Mazzola received an MBA from Cornell University’s Johnson Graduate School of Management.

Bruce D. Smith. Mr. Smith has served as our Executive Vice President and Chief Financial Officer since March 2010 and as our Senior Vice President and Chief Financial Officer since April 2007.  From 2005 to March 2007, Mr. Smith served as Executive Vice President, Chief Financial Officer and Treasurer of Hancock Fabrics, Inc. (“Hancock”), a specialty retailer of fabrics and related accessories, and served as the Senior Vice President, Chief Financial Officer and Treasurer of Hancock from 1996 until 2005.  From 1991 to 1996, Mr. Smith served as Executive Vice President and Chief Financial Officer of Fred’s, Inc.  From 1980 to 1991, Mr. Smith was a Senior Manager with Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Smith is a certified public accountant.

On March 21, 2007, Hancock, for which Mr. Smith served as an executive officer as described above, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code.  On August 1, 2008, Hancock’s plan of reorganization became effective and Hancock emerged from bankruptcy protection.

Ivy D. Council. Ms. Council has served as our Executive Vice President of Human Resources since March 2012 and as our Senior Vice President of Human Resources since January 2007.  In 2006, Ms. Council served as Vice President of Human Resources for Baja Fresh Restaurants, a division of Wendy’s, Inc.  From 2003 to 2006, Ms. Council served as Executive Vice President of Human Resources for Pasta Pomodoro Restaurants and as a director of such entity from 2001 through 2002.  Prior to that, Ms. Council served as Senior Vice President of Human Resources for Ross Stores.

James A. Dunn. Mr. Dunn has served as our Senior Vice President of Store Operations since 2006 and as our Vice President of Store Operations since 2001. From January to April 2001, Mr. Dunn was our Director of Training and Development and from 2000 to 2001, was one of our Regional Managers. Prior to joining us, Mr. Dunn was a Store Manager at Staples from 1999 to 2000. Prior to that, Mr. Dunn was a Regional Manager at Dress Barn, where he supervised 77 stores and 10 district managers.

Charles D. Crowell. Mr. Crowell has served as our Senior Vice President of Supply Chain since April 2011. From 2004 to March 2011, Mr. Crowell served as Vice President, Distribution for Hecht’s, a division of May Department Stores Company prior to being merged with Macy’s, Inc. Mr. Crowell served as Vice President, Distribution Services for The Home Depot from 1997 to 2002 where he was responsible for the operations of a worldwide network of 62 distribution facilities. Prior to that, Mr. Crowell served as Vice President of Transportation and Distribution for Best Products.

Each of the executive officers serves at the discretion of the board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  There are no family relationships among any of the directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In the paragraphs that follow, we will give an overview and analysis of the material elements of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions.  This information should be read in conjunction with the compensation tables, related narratives and notes contained later in this proxy statement, containing specific information about the compensation earned or paid in fiscal 2011 to the following individuals, whom we refer to as our named executive officers:

•                  R. Edward Anderson, our Chief Executive Officer,

•                  R. David Alexander, Jr., our former President and Chief Executive Officer,

•                  Elizabeth R. Feher, our former Executive Vice President and Chief Merchandising Officer,

•                  Bruce D. Smith, our Executive Vice President and Chief Financial Officer,

•                  Ivy D. Council, our Executive Vice President of Human Resources,

•                  James A. Dunn, our Senior Vice President of Store Operations, and

•                  Charles D. Crowell, our Senior Vice President of Supply Chain.

The discussion below is intended to help you understand the detailed information provided in the compensation tables and put that information into context within our overall compensation program.

Summary of Fiscal 2011

Fiscal 2011 was a very challenging year for Citi Trends.  There were certain external factors that affected our sales, including high unemployment rates and rising gas and food prices.  In addition, competition continued to be strong and many of our urban brands that have historically been an important part of our business did not resonate with our customers as they once did.  However, despite all of the external factors, our own performance was likely the biggest contributor to our weak operating results.  We did not react to this challenging retail environment as well as we could have.

While we continue to run efficient stores with reasonable labor productivity and low inventory shrinkage and continue to operate productive distribution centers, negative comparable store sales make it difficult to maintain profitability.  In January 2012, we asked our Chairman of the Board, Ed Anderson, to return to his previous role as CEO and we also hired a new Chief Merchandising Officer, Jason Mazzola, to help us regain our sales momentum.  Together, they have begun the process of improving our merchandising in order to deliver great values to our customers.  In order to accomplish that, we must buy great values, which means shifting more of our buying back to off-price and close-out buying and away from up-front buying.

From a financial standpoint, our results swung from net income of $20.9 million in fiscal 2010 to a net loss of $10.0 million in fiscal 2011.  As a result, we did not reach our EBITDA goal, as discussed in the “Annual Cash Incentives” section below.   We have a compensation program that is designed to link the interests of management and stockholders, such that the achievement of challenging goals results in rewards for our executive officers.  Accordingly, in years such as 2011, when the goals are not achieved, no cash incentives are paid to our named executive officers.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders on May 25, 2011, over 98% of the shares cast were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2011 proxy statement.  The Board and the Compensation Committee appreciate and value the views of our stockholders.  In considering the results of this advisory vote on executive compensation, the Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy strong stockholder support.

In light of the strong stockholder support of the compensation paid to our named executive officers evidenced by the results of this advisory vote, the Compensation Committee has decided to retain our general approach to executive compensation and does not intend to make significant changes to our executive compensation programs for 2012 as a result of this advisory vote.  Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Committee in evaluating the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders.

Also at the annual meeting of stockholders on May 25, 2011, our stockholders expressed a preference that advisory votes on executive compensation occur annually.  Consistent with this preference, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which is scheduled to occur at the 2017 annual meeting.

Objective of Our Compensation Program

In order to maintain a critical advantage in our competitive marketplace, we believe our compensation program should be designed to provide market-competitive compensation and benefits that will enable us to attract and retain a talented, diverse workforce.  In furtherance of those goals, our compensation program is designed to:

•                  enable the Company to attract, retain and motivate a team of high quality executives who will create long-term stockholder value;

•                  create opportunities to participate in the ownership of the Company and to share in the value the executives help create; and

•                  provide rewards that are proportional to each executive’s contribution to our success.

Our compensation philosophy emphasizes each individual’s responsibility for high achievement and provides a strong link between pay and performance on both an individual and Company level.  Our management team and Compensation Committee will continue to develop and refine our compensation philosophy, program and practices over time, with the goal of maximizing stockholder value.

How We Determine and Assess Executive Compensation

Role of the Compensation Committee and Executive Officers

The Compensation Committee plays an integral role in the strategic direction and administration of the compensation structure of the Company.  The Compensation Committee and our CEO work together to ensure that the compensation paid to our named executive officers is in line with our compensation philosophy and furthers our long-term goals.

Our CEO recommends to the Compensation Committee base salary, target annual cash incentive amounts and formulas, and long-term equity incentive grants for our executive officers (other than himself), after forming qualitative judgments regarding individual performance within each executive’s areas of direct responsibility, as well as how such performance serves the entire Company, and having discussions with the Compensation Committee and other members of management regarding appropriate levels of compensation. The Compensation Committee reviews such recommendations and determines whether, in light of our compensation philosophy, the recommended compensation levels are appropriate. This determination includes consideration of recommendations by the Compensation Consultant as described below. Upon such determination, the Compensation Committee formally approves the compensation levels for recommendation to the board of directors.  Our CEO is not involved with any aspect of determining his own compensation.  The Compensation Committee independently sets the CEO’s total compensation package, taking into account the same factors as for the other executive officers.

Compensation Consultant

From time to time, the Compensation Committee engages outside compensation consultants for survey data and other information as it deems appropriate.  As discussed in further detail in the following section, the committee engaged Hay Group in 2011 to provide an analysis of the Company’s compensation practices and to provide an update to the Committee as to current compensation trends.  There are no conflicts of interest between the Company and Hay Group, and Hay Group reports directly to the Compensation Committee.

Market Data

Periodically, the Compensation Committee reviews the compensation practices of a group of public companies selected from an industry peer group comprised primarily of specialty apparel retailers that are similar in size to the Company.  The peer group used by the Compensation Consultant in the 2011 peer group analysis consisted of the apparel retailers indicated below.  The Compensation Committee believes that the companies comprising this peer group represent appropriate comparisons due to the similarity in business and financial characteristics.

bebe stores, inc.	Hot Topic, Inc.
Body Central Corp.	Jos. A. Bank Clothiers, Inc.
The Buckle Inc.	New York & Company, Inc.
Casual Male Retail Group, Inc.	Pacific Sunwear of California, Inc.
The Cato Corporation	rue 21, inc.
Christopher & Banks Corporation	Stage Stores, Inc.
Destination Maternity Corporation	The Wet Seal, Inc.
The Finish Line, Inc.	Zumiez Inc.

The Committee also reviewed compensation information provided by the Compensation Consultant from a survey of more than 100 retail companies, including five of the companies in our peer group. The Compensation Consultant’s analysis focused on the following areas of compensation:

•                  base salary,

•                  annual cash incentives,

•                  total cash compensation (the sum of base salary and annual cash incentives),

•                  long-term equity incentives (a variable incentive vesting over a multi-year period), and

•                  total direct compensation (the sum of total cash compensation and long-term equity incentives).

We do not strive to set our executive officers’ targeted total direct compensation at a specific level relative to the median reflected in the Compensation Consultant’s peer group study or retail survey.  Instead, the use of the data as a guide is combined with the experience and judgment of the Compensation Committee’s members to determine the reasonableness of total direct compensation.  The 2011 analysis by the Compensation Consultant indicated that each of our executive officers’ total direct compensation at target levels was at or below median in relation to the peer group or retail survey, as applicable, with the exception of one position that has total targeted direct compensation above the peer group’s median, but below the survey’s median.

The allocation of our executive officers’ total direct compensation among base salary, annual cash incentives and long-term equity incentives is based on the Compensation Committee’s judgment, taking into consideration market practices reflected in previous and current peer group and retail surveys, together with a goal of providing a fair balance of risk and reward through an allocation that includes a reasonable mix of both fixed and variable components.

Elements of our Compensation Program

Our executive officer compensation program consists of the following elements:  base salary, annual cash incentives, long-term equity incentives, and certain other benefits.

Base Salary

Base salaries fulfill the fixed portion of our compensation program.  Base salaries are set annually by the Compensation Committee based on a variety of factors, including peer group information, a qualitative review of the executive’s performance and contributions to the Company during the year and over a number of years, and changes in responsibilities, if any.  After considering these factors, the Compensation Committee approved increases to each of our named executive officers’ base salaries in March 2011 as shown below:

	Fiscal 2010	Fiscal 2011
Name and Principal Position (1)	Base Salary Rate	Base Salary Rate	% Change

R. David Alexander, Jr.	$535,000	$547,000	2.2%
Former President and Chief Executive Officer

Elizabeth R. Feher	$400,000	$410,000	2.5%
Former Executive Vice President and
Chief Merchandising Officer

Bruce D. Smith	$310,000	$322,000	3.9%
Executive Vice President and
Chief Financial Officer

Ivy D. Council	$250,000	$260,000	4.0%
Executive Vice President of Human Resources

James A. Dunn	$240,000	$250,000	4.2%
Senior Vice President of Store Operations

(1) R. Edward Anderson, Chief Executive Officer, and Charles D. Crowell, Senior Vice President of Supply Chain, joined the Company as employees during fiscal 2011 and did not receive base salary increases.

Annual Cash Incentives

We measure our overall financial performance based on a number of financial metrics, of which the most important are (1) earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (2) Adjusted EBITDA, which is comprised of EBITDA plus asset impairment expense, a non-cash charge similar in certain respects to depreciation and amortization. The Company’s performance in these areas allows us to evaluate the Company’s success in any given year.  The Company’s success and performance impacts our compensation decisions with respect to our executive officers.  Only our annual cash incentives are formally tied to these financial metrics, although the future value of long-term equity incentives is at least indirectly tied to such metrics.

Our annual cash incentive program provides our executive officers with an opportunity to earn cash awards based on the achievement of our budgeted goal for EBITDA. Due to the importance of this financial metric to the annual and long-term success of the Company, we strive to make the achievement of this goal each year to be a meaningful challenge to our executive officers. The budgeted EBITDA that represents our goal considers many key operating and financial factors, including the following:

•                  Store selling square footage growth;

•                  Comparable store sales;

•                  Average sales per store;

•                  Gross margin;

•                  Store and distribution operating expenses as a percentage of sales; and

•                  Corporate expenses.

The annual cash incentive program is directly linked to our budget, such that if the Company achieves 100% of its budgeted EBITDA, it is expected that the executive officers would receive 100% of their target award.  There is a scale in place that dictates payment of annual cash incentives in the event that actual EBITDA results are between 90% (threshold) and 120% (maximum) of budget.  Using the scale, if actual EBITDA is 90% of budget, then 50% of the target award is paid, while if actual EBITDA is equal to or greater than 120% of budget, then 200% of the target award is paid. If actual EBITDA is less than 90% of budget, no cash incentive compensation is paid. In 2011, the EBITDA goal was $58,878,000, representing a 13% increase over 2010’s actual EBITDA. Actual 2011 EBITDA was $6,964,000, or 11.8% of budget.  Accordingly, no cash incentive compensation was paid to executive officers for 2011.

In future years, we expect to shift from using EBITDA as the metric for our cash incentive program to Adjusted EBITDA, because Adjusted EBITDA includes all of the components of EBITDA and excludes non-cash asset impairment expense which is similar in certain respects to depreciation and amortization.  In addition, items such as unplanned and significant costs related to litigation, claim judgments or settlements, gain or loss on significant sales of property and equipment, and the effect every five to six years of a 53rd week will be excluded from both the budget and actual amounts used in the cash incentive calculation.  Since the calculation of cash incentives is based on performance versus budget, the exclusion of items such as those mentioned above ensures that the ability to accurately budget such items does not positively or negatively influence cash incentives.

Our CEO recommends a target award for each executive officer (other than himself) based on the executive’s position within the Company and consideration of data provided by the Compensation Consultant and, together with the Compensation Committee, determines the appropriate target award for each executive.  For fiscal 2011, each executive officer’s target award (as a percentage of base salary) was as follows:

Name	Target Award
Mr. Alexander	100%
Ms. Feher	65%
Mr. Smith	65%
Ms. Council	50%
Mr. Dunn	50%
Mr. Crowell	50%

Mr. Anderson was not included in the annual cash incentive program in 2011, as he did not rejoin the Company as Chief Executive Officer until late in the fiscal year.  The Compensation Committee did not exercise any discretion to adjust computed awards in 2011. Actual awards earned in each of the past three years by our named executive officers are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table elsewhere in this proxy statement.

Long-Term Equity Incentives

Long-term equity incentive compensation awards are designed to encourage the creation of long-term value for our stockholders by increasing the retention of qualified key employees and aligning the interests of executive officers with our stockholders through the officers’ ownership of equity in the Company.

The dollar value of each equity grant is within the discretion of the Compensation Committee and is based on recommendations made by our CEO, which take into account the executive’s past performance, the executive’s position within the Company, and an evaluation of other elements of compensation provided to the executive officer.  The committee also considers studies performed by the Compensation Consultant to determine the appropriate size of the equity-based awards.

We believe that grants of full-value restricted stock provide strong incentives for the creation of long-term stockholder value and provide significant retention value for the executives.  The 2011 grants were determined as a percentage of base pay, ranging from 50% for the named executive officers that are senior vice presidents to 65% for the named executive officers that are executive vice presidents and 120% for the CEO.  As previously discussed, the grant levels were determined as one of several components designed to achieve the desired total direct compensation; however, they were not set to be at any specific level within our peer group. The vesting period, which is generally set as four equal installments on the first four anniversaries of the grant date, was determined based on consideration of peer group practices and discussions with the Compensation Consultant.  For more information regarding these long-term incentives granted to our named executive officers in fiscal 2011, please see “Grants of Plan-Based Awards Table for Fiscal Year 2011” and “Outstanding Equity Awards at 2011 Fiscal Year-End Table” and the related footnotes elsewhere in this proxy statement.

Other Benefits

Retirement.  We maintain the Citi Trends, Inc. 401(k) Profit Sharing Plan, a tax-qualified, defined contribution employee benefit plan in which a substantial majority of our employees, including the named executive officers, are eligible to participate.  We match 50% of employee contributions to the plan, up to a maximum of 4% of an employee’s total calendar year compensation (subject to IRS limits).

Perquisites.  During fiscal 2011, the Company provided Mr. Dunn with the use of a Company car and paid a car allowance to Ms. Feher.  Each executive officer also received life/long-term disability insurance coverage.  We did not provide any other special benefits or perquisites to our executive officers.  We believe these perquisites are reasonable in light of peer group practices.  We provide health and welfare benefits to our executive officers on the same basis as we provide to all of our salaried employees.

Employment Agreements and Severance Agreements.  We maintained employment agreements with each of Mr. Alexander and Ms. Feher prior to their departures.  Such agreements outlined the terms of the initial compensation packages of Mr. Alexander and Ms. Feher.

We have entered into severance agreements with all of the named executive officers, which provide severance benefits in the event their employment is terminated by the Company without Cause (as defined in the severance agreement) or in connection with a Change in Control (as defined in the severance agreement) of the Company.  Each severance agreement provides that if the Company terminates an executive’s employment without Cause or if the executive terminates his or her employment within twelve months of a Change in Control, provided that within such period the executive’s job duties have been materially diminished or compensation has been materially decreased, the Company will provide the executive with separation payments of twelve months base salary. The Company provides these involuntary termination severance benefits to protect individuals from events outside their control and to offer compensation packages similar to those commonly found in our market for competing executive talent. Furthermore, the Company provides these benefits to protect the Company against disruption in the event of a change in control. We believe that these severance agreements serve as an important retention element of the compensation package provided to these officers.  The potential severance benefits payable to our named executive officers are described in “Potential Payments upon Termination or Change in Control” elsewhere in this proxy statement.

Equity Grant Practices

The Company has a practice of generally making equity awards on pre-established dates.  Annual equity awards are presented to the Compensation Committee for approval at a regularly scheduled Compensation Committee meeting, usually held in March.  Equity awards are also given to employees throughout the year as they are hired or promoted into positions eligible for those awards. We make decisions on equity grants based solely on our compensation and retention objectives and our established measurements of the value of these awards.  The Company makes an effort to issue the annual grants each March after the Company’s fourth quarter earnings release, in order to allow time for the release to be disseminated to the investment community.

Tax and Accounting Considerations

The accounting treatment of compensation has been a factor in determining the type of equity awards to grant to our executive officers.  Prior to fiscal 2007, the favorable accounting treatment of stock options played an important role in the Company’s decision to use this form of equity award.  However, following the adoption of new accounting regulations requiring the recording of stock-based compensation expense, the Company reevaluated its equity grant practices, and in fiscal 2007 shifted to restricted stock as its primary form of equity awards, as discussed above.

It is the Compensation Committee’s intent to maximize tax deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our named executive officers.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation.  No deductions for compensation paid for 2011 or prior years have been limited under Section 162(m) of the Code.  In 2009, the Company received stockholder approval of an incentive bonus plan designed to enhance the Company’s ability to deduct executive compensation on its tax returns.

2011 Fiscal Year Compensation Tables

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers, or that was otherwise earned by our named executive officers, for their services in all capacities during fiscal years 2009, 2010 and 2011.

		Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

R. Edward Anderson	2011	100,000	—	442,000	—	232,557	774,557
Chief Executive Officer	2010	64,904	—	559,500	—	186,750	811,154
	2009	396,635	—	375,000	—	10,602	782,237

R. David Alexander, Jr.	2011	546,077	—	656,400	—	1,960	1,204,437
Former President and Chief Executive	2010	532,308	—	642,000	—	14,671	1,188,979
Officer	2009	500,000	—	125,000	601,000	232,322	1,458,322

Elizabeth R. Feher	2011	320,924	—	266,500	—	125,247	712,671
Former Executive Vice President and	2010	398,077	—	260,000	—	12,341	670,418
Chief Merchandising Officer	2009	373,077	—	243,750	292,988	12,354	922,169

Bruce D. Smith	2011	321,077	—	209,300	—	2,819	533,196
Executive Vice President and Chief	2010	309,231	—	201,500	—	1,544	512,275
Financial Officer	2009	298,462	—	150,000	180,300	509	629,271

Ivy D. Council	2011	259,231	—	130,000	—	2,219	391,450
Executive Vice President of Human	2010	249,231	—	125,000	—	861	375,092
Resources	2009	239,231	—	120,000	144,240	2,376	505,847

James A. Dunn	2011	249,231	—	125,000	—	42,969	417,200
Senior Vice President of Store	2010	238,462	—	120,000	—	10,364	368,826
Operations	2009	219,231	—	110,000	132,220	9,484	470,935

Charles D. Crowell (5)	2011	203,539	175,000	122,500	—	32,915	533,954
Senior Vice President of Supply Chain

(1)         Mr. Crowell received a signing bonus of $150,000 upon joining the Company to be used, in part, to offset relocation expenses.  In addition, Mr. Crowell received a $25,000 year-end bonus that was guaranteed as a condition of his accepting employment with the Company in 2011.

(2)         Reflects the grant-date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718 and based on the Company’s stock price at the close of business on the date of grant.  For Mr. Anderson, such amount includes a $42,000 grant to him as a director on March 15, 2011, and a $400,000 grant to him on November 16, 2011 in connection with his appointment to Executive Chairman of the Board.  Both of Mr. Anderson’s awards vest one year after the grant dates.

(3)         Reflects the value of cash incentive compensation earned under our annual cash incentive program.

(4)         Mr. Anderson’s Other Compensation in 2011 consisted of director fees earned by him prior to his return to the employ of the Company as Chief Executive Officer (January 2012).  Ms. Feher’s 2011 Other Compensation included $113,615 of severance and a car allowance of $10,615.  Mr. Dunn’s Other Compensation in 2011 included $40,810 related to the aggregate incremental cost to the Company of leasing a car in the first six months of the year and then later purchasing a Company car for his use.  Mr. Crowell’s Other Compensation included relocation costs of $19,315 and a tax gross-up of $10,608 in connection with such relocation costs.  Additionally, 2011 Other Compensation included amounts for each officer other than Mr. Anderson related to life/long-term disability insurance coverage and amounts for Mr. Smith, Ms. Council, Mr. Dunn and Mr. Crowell representing the Company’s 401(k) matching contributions.

(5)         Mr. Crowell joined the Company as Senior Vice President of Supply Chain in April 2011.

Grants of Plan-Based Awards Table for Fiscal Year 2011

The following table sets forth the individual grants of awards made to each of our named executive officers during fiscal year 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#) (2)	and Option Awards ($) (3)

Mr. Anderson	03/15/11				1,802	42,000
	11/16/11				37,951	400,000

Mr. Alexander		273,500	547,000	1,094,000
	03/15/11				28,160	656,400

Ms. Feher		133,250	266,500	533,000
	03/15/11				11,433	266,500

Mr. Smith		104,650	209,300	418,600
	03/15/11				8,979	209,300

Ms. Council		65,000	130,000	260,000
	03/15/11				5,577	130,000

Mr. Dunn		62,500	125,000	250,000
	03/15/11				5,363	125,000

Mr. Crowell		61,250	122,500	245,000
	04/01/11				5,526	122,500

(1)         Represents threshold, target and maximum payout values pursuant to our annual cash incentive program for fiscal year 2011 performance.  For more information on our annual cash incentive program, see the description contained in the “Compensation Discussion and Analysis” elsewhere in this proxy statement.  Since the Company did not achieve its threshold fiscal year 2011 performance goal, there were no payments of cash incentives to named executive officers pursuant to our annual cash incentive program for 2011.

(2)         Awards of time-vesting restricted stock under the 2005 Long-Term Incentive Plan, which vest in four equal installments on the first four anniversaries of the grant date, with the exception of Mr. Anderson’s grants which vest on the first anniversary of the grant date.

(3)         Reflects the grant-date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718 and based on the Company’s stock price at the close of business on the date of grant.

Employment Agreements

In January 2012, the Compensation Committee of our board of directors approved Mr. Anderson’s compensation, which provides for an annual gross starting salary of $700,000 and participation in our annual bonus plan for management.  Letter agreements with Mr. Smith (March 2007), Ms. Council (December 2006) and Mr. Crowell (February 2011) provided for an annual gross starting salary of $250,000, $200,000 and $245,000, respectively, and participation in our annual bonus plan.  The letter agreements may be terminated by the executive or us at any time for any reason or no reason.

Outstanding Equity Awards at 2011 Fiscal Year-End Table

The following table provides information concerning unexercised options and unvested restricted stock outstanding as of January 28, 2012 for each of our named executive officers.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)

Mr. Anderson	—		—	—	—	37,951	(5)	351,805
						1,802	(6)	16,705
						15,000	(7)	139,050

Mr. Alexander	—		—	—	—	—		—

Ms. Feher	—		—	—	—	—		—

Mr. Smith	—		—	—	—	8,979	(8)	83,235
						4,488	(9)	41,604
						3,405	(10)	31,564
						1,897	(11)	17,585

Ms. Council	2,000	(2)	—	38.40	1/8/2017	5,577	(8)	51,699
						2,784	(9)	25,808
						2,724	(10)	25,251
						1,559	(11)	14,452

Mr. Dunn	2,500	(3)	—	41.35	3/17/2016	5,363	(8)	49,715
	5,000	(4)		14.00	5/17/2015	2,673	(9)	24,779
						2,497	(10)	23,147
						1,423	(11)	13,191

Mr. Crowell	—		—	—	—	5,526	(12)	51,226

(1)         Market value is based on the closing stock price of $9.27 on January 27, 2012, the last trading day of our 2011 fiscal year.

(2)         Stock options were awarded on January 8, 2007 under the 2005 Long-Term Incentive Plan and vested in four equal installments on the first four anniversaries of the grant date.

(3)         Stock options were awarded on March 17, 2006 under the 2005 Long-Term Incentive Plan and vested in four equal installments on the first four anniversaries of the grant date.

(4)         Stock options were awarded on May 17, 2005 under the 2005 Long-Term Incentive Plan and vested in four equal installments on the first four anniversaries of the grant date.

(5)         Restricted shares were awarded on November 16, 2011 under the 2005 Long-Term Incentive Plan and vest on the first anniversary of the grant date.

(6)         Restricted shares were awarded on March 15, 2011 under the 2005 Long-Term Incentive Plan and vest on the first anniversary of the grant date.

(7)         Restricted shares were awarded on April 5, 2010 under the 2005 Long-Term Incentive Plan and vest on the second anniversary of the grant date.

(8)         Restricted shares were awarded on March 15, 2011 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(9)         Restricted shares were awarded on March 16, 2010 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(10)  Restricted shares were awarded on March 30, 2009 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(11)  Restricted shares were awarded on March 31, 2008 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

(12)  Restricted shares were awarded on April 1, 2011 under the 2005 Long-Term Incentive Plan and vest in four equal installments on the first four anniversaries of the grant date.

Option Exercises and Stock Vested Table for Fiscal Year 2011

The following table sets forth information concerning each exercise of stock options and vesting of restricted stock during the last completed fiscal year for each of the named executive officers.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($) (1)	(#)	($) (2)

Mr. Anderson	—	—	1,247	28,419
Mr. Alexander	—	—	15,589	220,129
Ms. Feher	—	—	8,489	189,840
Mr. Smith	—	—	5,673	127,197
Ms. Council	—	—	4,186	93,936
Mr. Dunn	11,098	180,625	3,985	89,460
Mr. Crowell	—	—	—	—

(1)         Reflects the excess of the fair market value of the underlying shares at the time of exercise over the exercise price of the options.

(2)         Reflects the fair market value of the shares on the vesting date.

Potential Payments Upon Termination or Change in Control

As discussed in the “Other Benefits” section of the “Compensation Discussion and Analysis,” the Company has entered into severance agreements with each of the named executive officers.

Each severance agreement provides that if the Company terminates an executive’s employment without Cause (as defined in the severance agreement) or if the executive terminates his or her employment within twelve months of a Change in Control (as defined in the severance agreement), provided that within such period the executive’s job duties have been materially diminished or compensation has been materially decreased, the Company will provide the executive with separation payments of twelve months base salary.

“Cause” generally means (i) commission of an act of fraud or dishonesty; (ii) conviction of a felony or a crime involving embezzlement, conversion of property or moral turpitude; (iii) engaging in willful or reckless misconduct or gross negligence in connection with Company property or activities which adversely affects the Company; (iv) material breach of any obligations as an employee or stockholder as set forth in certain Company policies; or (v) failure or refusal to perform any material duty or responsibility or a breach of fiduciary obligations to the Company.

The Company has also entered into an Employment Non-Compete, Non-Solicit and Confidentiality Agreement with each of the named executive officers.  Each non-compete agreement provides that upon a separation from the Company, the executive will not disclose confidential information relating to the Company, will not compete with the Company or render similar services to a competitor of the Company for a period of one year, will not solicit any vendor or supplier of merchandise to the Company on behalf of a competitor for a period of two years and will not recruit Company personnel for a period of two years.

Pursuant to the terms of our 2005 Long-Term Incentive Plan and our 1999 Stock Option Plan, and/or the applicable award agreements, all outstanding options and unvested restricted stock will become 100% vested upon the occurrence of a change in control.

In connection with the termination of employment of Mr. Alexander and Ms. Feher in 2011, severance is being paid in twenty-six regular bi-weekly payments totaling $552,500 and $422,000, respectively.  The following table summarizes the approximate value of the payments and benefits that each of our other named executive officers would receive if the Company had terminated such executive’s employment at the close of business on January 28, 2012 or if a change in control of the Company had occurred as of such date.  The amounts shown in the table exclude distributions under our 401(k) retirement plan that is generally available to all of our salaried employees.

	Mr. Anderson	Mr. Smith	Ms. Council	Mr. Dunn	Mr. Crowell

Termination By Company Without Cause (Not in Connection with a Change in Control)
Cash Severance (1)	$700,000	$322,000	$260,000	$250,000	$245,000
Total	$700,000	$322,000	$260,000	$250,000	$245,000

Termination By Company Without Cause; Qualifying Termination by Executive (In Connection with a Change in Control)
Cash Severance (1)	$700,000	$322,000	$260,000	$250,000	$245,000
Value of Accelerated Unvested Restricted Stock (2)	507,560	173,988	117,210	110,832	51,226
Total	$1,207,560	$495,988	$377,210	$360,832	$296,226

Change in Control of the Company (Regardless of Termination of Employment)
Value of Accelerated Unvested Restricted Stock (2)	$507,560	$173,988	$117,210	$110,832	$51,226
Total	$507,560	$173,988	$117,210	$110,832	$51,226

(1)         Reflects cash severance equal to 12 months of the executive’s fiscal year 2011 annual salary.

(2)         Reflects the value of restricted stock awards using the closing stock price of the Company’s common stock on January 27, 2012 ($9.27), the last trading day of our 2011 fiscal year. Pursuant to the terms of the grants of restricted stock issued and outstanding, such shares become 100% vested upon a change in control of the Company.

Director Compensation Table for Fiscal Year 2011

The following table sets forth the cash and other compensation paid by the Company to the members of the board of directors of the Company for all services in all capacities during fiscal year 2011, except for Mr. Alexander, who was not compensated for his services as a director, and for Mr. Anderson, whose director and officer compensation is reflected in “2011 Fiscal Year Compensation Tables”.

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)	($) (1)	($)

Brian P. Carney	97,500	42,000	139,500
Lawrence E. Hyatt	110,250	42,000	152,250
John S. Lupo	106,250	42,000	148,250
Patricia M. Luzier	103,500	42,000	145,500

(1)         Reflects the grant-date fair value of 1,802 shares of restricted stock awards computed in accordance with FASB ASC Topic 718 and based on the Company’s stock price at the close of business on the date of grant, March 15, 2011.  Such shares vest on the first anniversary of the grant date.

The aggregate number of shares of restricted stock held by each director as of January 28, 2012 was 1,802.  There were no awards of stock options to directors in fiscal 2011. The aggregate number of shares underlying stock options held by each director as of January 28, 2012 is as follows:  Mr. Carney, 0; Mr. Hyatt, 500; Mr. Lupo, 1,500; Ms. Luzier, 2,750.

Director Compensation

Annual Retainer.  During fiscal 2011, all non-employee directors received an annual retainer fee of $74,000. We also provided the following additional annual retainers: Chair of the Audit Committee, $12,000; Chair of the Nominating and Corporate Governance Committee, $6,000; and Chair of the Compensation Committee, $8,000.

Meeting Fees.  Each of our non-employee directors received $2,500 for each board meeting attended and $750 for telephonic meetings attended.  We reimburse all of our non-employee directors for reasonable out-of-pocket expenses in connection with their attendance at the meetings of the board of directors and committees.

Equity Awards.  In addition, each non-employee director received restricted stock awards under the 2005 Long-Term Incentive Plan, as shown in the preceding “Director Compensation Table for Fiscal Year 2011.”

PROPOSAL 2:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers.  The Company seeks your advisory vote and asks that you support the compensation of our named executive officers as disclosed in this proxy statement.

As discussed in the “Compensation Discussion and Analysis” beginning on page 15, we have designed our executive compensation program to provide market-competitive compensation that will enable us to attract and retain a talented, diverse workforce.  Our compensation program emphasizes each individual’s responsibility for high achievement and provides a strong link between pay and performance on both an individual and Company level.  Our compensation is designed to reward executives when the Company achieves strong financial and operational results, and likewise to provide reduced pay when financial and operating results are not as strong.  We believe the 2011 compensation of our named executive officers is reflective of and consistent with that intent.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, the board of directors invites you to review carefully the “Compensation Discussion and Analysis” and the tabular and other disclosures on compensation under “Executive Compensation” beginning on page 21, and cast a vote to approve the Company’s executive compensation programs through the following resolution:

“RESOLVED, that stockholders approve the compensation of the Company’s named executive officers, including the Company’s compensation philosophy, policies and practices, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors.  The stockholders’ advisory vote will not overrule any decision made by our board of directors or the Compensation Committee or create or imply any additional fiduciary duty by our directors.  Our board of directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The board of directors recommends that stockholders vote “FOR” approval of the compensation of the Company’s named executive officers.

PROPOSAL 3:
APPROVAL OF THE COMPANY’S 2012 INCENTIVE PLAN

On April 6, 2012, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Citi Trends, Inc. 2012 Incentive Plan (the “2012 Plan”).  The 2012 Plan will become effective as of the date it is approved by the stockholders (the “Effective Date”).

The 2012 Plan is intended to serve as the successor to the Citi Trends, Inc. 2005 Long-Term Incentive Plan and the 1999 Allied Fashion Stock Option Plan (the “Prior Plans”).  As of March 26, 2012, there were 611,869 shares of our Common Stock reserved and available for future awards under the Prior Plans.  If our stockholders approve the 2012 Plan, all future equity awards will be made from the 2012 Plan, and we will not grant any additional awards under the Prior Plans.  However, the Company reserves the right to pay other types of compensation outside of this new plan.

The Board of Directors recommends that the stockholders vote “FOR” approval of adoption of the 2012 Plan.  The proxies solicited on behalf of the Board of Directors will be voted in favor of approval of adoption of the 2012 Plan unless otherwise specified.

A summary of the 2012 Plan is set forth below.  This summary is qualified in its entirety by the full text of the 2012 Plan, which is attached to this proxy statement as Appendix A.

Promotion of Sound Corporate Governance Practices

We have designed the 2012 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers, directors and consultants with the interests of stockholders and the Company. These features include, but are not limited to, the following:

•                  No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•                  Prohibition on Repricing.  The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards.

•                  Minimum Vesting Requirements.  Subject to certain limited exceptions, full-value awards granted under the 2012 Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service.

•                  No Dividends on Unearned Awards. The 2012 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

•                  Awards Subject to Clawback Policy. Awards under the 2012 Plan will be subject to any compensation recoupment policy that the Company may adopt from time to time.

•                  No Tax Gross-Ups. The 2012 Plan does not provide for any tax gross-ups.

•                  No Automatic Acceleration of Awards. The 2012 Plan does not provide for automatic acceleration of vesting in connection with a change in control or upon termination of employment for any reason.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plans as of March 26, 2012 (and without giving effect to approval of the 2012 Plan under this Proposal):

Prior Plans
Total shares underlying outstanding stock options and SARs	54,875
Weighted average exercise price of outstanding stock options and SARs	$32.22
Weighted average remaining contractual life of outstanding stock options and SARs	3.7 years
Total shares underlying outstanding unvested full value awards	283,380
Total shares currently available for grant (1)	611,869

(1)         If our stockholders approve the 2012 Plan, all future equity awards will be made from the 2012 Plan, and we will not grant any additional awards under the Prior Plans. Furthermore, during the period from March 26, 2012, to the date of the Annual Meeting we will not grant any awards under the Prior Plans.

Summary of the 2012 Incentive Plan

Purpose and Eligibility.  The purpose of the 2012 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.  As of March 26, 2012, approximately 2,500 employees and four non-employee directors would be eligible to participate in the 2012 Plan, although historically the Company has limited participation to approximately 100 key employees.

Administration.  The 2012 Plan will be administered by the Compensation Committee of the Board of Directors or such other committee of the Board as may be designated by the Board to administer the 2012 Plan, either of which we refer to as the “Committee” in this Proposal.  The Committee will have the authority to: designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2012 Plan; and make all other decisions and determinations that may be required under the 2012 Plan.

Awards to Non-Employee Directors.  Notwithstanding the above, awards granted under the 2012 Plan to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the 2012 Plan to non-employee directors outside of such established program for director compensation.

Permissible Awards.  The 2012 Plan authorizes the granting of awards in any of the following forms:

•                  market-priced options to purchase shares of our Common Stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);

•                  stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•                  restricted stock awards, which are subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•                  stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Committee;

•                  performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

•                  other stock-based awards that are denominated or payable and valued in whole or in part by reference to, or otherwise based on shares of Common Stock, including unrestricted stock grants, purchase rights, or other rights or securities that are convertible or exchangeable into shares of Common Stock;

•                  dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying an award other than an option or stock appreciation right; and

•                  cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards.  The aggregate number of shares of Common Stock that may be issued under the 2012 Plan is 1,600,000 shares, plus a number of additional Shares (not to exceed 300,000) underlying awards outstanding under the Prior Plans that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and subject to proportionate adjustment in the event of stock splits and similar events.  Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again become available for future grants of awards under the 2012 Plan.  To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve.  Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements and shares delivered or withheld to pay the exercise price of an option will be added back to the Plan share reserve.  The Committee may grant awards under the 2012 Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve.  No awards may be granted under the 2012 Plan after the tenth anniversary of the effective date of the plan.

Limitations on Awards. The maximum aggregate number of shares of Common Stock subject to time-vesting options or time-vesting SARs that may be granted under the 2012 Plan in any 12-month period to any one participant is 160,000 each. With respect to performance vesting awards, for any one 12-month period:

•                  the maximum amount that may be paid or allocated to any one participant payable in cash or property other than shares is $2,500,000; and

•                  the maximum number of shares that may be paid or allocated to any one participant payable in stock is the greater of 160,000 shares or shares having a fair market value of $2,500,000 as of the grant date of the award.

For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of shares deemed paid in any one 12-month period is the total amount payable or shares earned for the performance period divided by the number of 12-month periods in the performance period.

Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination as described above, full-value awards shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation.  However, the Committee may at its discretion (i) accelerate vesting of such full-value awards in the event of the participant’s death, disability, or retirement, or the occurrence of a change in control, or (ii) grant full-value awards without the minimum vesting requirements described above with respect to awards covering 10% or fewer of the total number of shares authorized under the 2012 Plan. The minimum vesting requirements shall not apply to awards made to non-employee directors.

Qualified Performance-Based Awards. All options and stock appreciation rights granted under the 2012 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2012 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate over a performance term to be designated by the Committee that may be as short as calendar quarter or other three-month period:

•                  Revenue (premium revenue, total revenue or other revenue measures)

•                  Sales

•                  Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•                  Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•                  Net income (before or after taxes, operating income or other income measures)

•                  Cash (cash flow, cash generation or other cash measures)

•                  Stock price or performance

•                  Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•                  Economic value added

•                  Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•                  Market share or position

•                  Improvements in capital structure

•                  Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•                  Business expansion (acquisitions)

•                  Internal rate of return or increase in net present value

•                  Productivity measures

•                  Cost reduction measures

•                  Strategic plan development and implementation

The Committee must establish such goals within the time period prescribed by Code Section 162(m), and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.  The Committee may not waive the achievement of any specified goal, except in the case of death or disability of the participant or a change in control.

The Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.  Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

No Automatic Acceleration of Awards in Connection with Change in Control or Termination of Employment.  The 2012 Plan does not provide for automatic acceleration of vesting in connection with a change in control or upon termination of employment for any reason.  Subject to limitations applicable to certain qualified performance-based awards, the Committee may, however, in its discretion provide for acceleration of awards in individual award agreements or otherwise accelerate awards upon the termination of service of a participant or the occurrence of a change in control. The Committee may discriminate among participants or among awards in exercising such discretion.

Anti-dilution Adjustments.  In the event of a transaction between us and our stockholders that causes the per-share value of our Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2012 Plan will be adjusted proportionately, and the Committee shall make such adjustments to the 2012 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding shares of our Common Stock into a lesser number of shares, the authorization limits and annual award limits under the 2012 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Amendment and Termination of the 2012 Plan.  The Board or the Committee may amend, suspend or terminate the 2012 Plan at any time, except that no amendment may be made without the approval of the Company’s stockholders if stockholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Common Stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2012 Plan or modifies the requirements for participation under the 2012 Plan, or if the Board or Committee in its discretion determines that obtaining such stockholder approval is for any reason advisable. No termination or amendment of the 2012 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our stockholders, the exercise price of an outstanding option or stock appreciation right may not be reduced, directly or indirectly, and the original term of an option or stock appreciation right may not be extended.

Prohibition on Repricing.  As indicated above under “Amendment and Termination of the 2012 Plan,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders.  In addition, the Company may not, without the prior approval of stockholders, repurchase an option or stock appreciation right for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or stock appreciation right.

Limitations on Transfer; Beneficiaries.  No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate.  Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution, and any option or other purchase right shall be exercisable during the participant’s lifetime only by such participant.  A beneficiary, guardian, legal representative or other person claiming any rights under the 2012 Plan from or through a participant will be subject to all the terms and conditions of the 2012 Plan and any award agreement applicable to the participant.

Clawback Policy.  Awards under the 2012 Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2012 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2012 Plan. When the optionee exercises a Nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2012 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  Performance awards granted under the 2012 Plan are intended to qualify for the “performance based compensation” exception from Code Section 162(m).

Code Section 409A. The 2012 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2012 Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2012 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2012 Plan.

New Plan Benefits

On March 20, 2012, the Committee approved awards of restricted stock to non-employee directors and certain officers and employees to be granted under the 2012 Plan following the Annual Meeting, subject to stockholders approving the 2012 Plan at the Annual Meeting.  These awards were approved as part of the Company’s regular annual equity grants.  The following table sets forth information with respect to awards of restricted stock to be granted under the 2012 Incentive Plan to (i) our named executive officers, (ii) our current executives as a group, (iii) our non-employee directors as a group, and (iv) our non-executive officer employees as a group, if the 2012 Incentive Plan is approved by stockholders:

Citi Trends, Inc. 2012 Incentive Plan

Name	Dollar Value ($)(1)	Number of Units (2)
R. Edward Anderson	—	—
R. David Alexander, Jr.	—	—
Elizabeth R. Feher	—	—
Bruce D. Smith	$335,457	28,501
Ivy D. Council	$299,711	25,464
James A. Dunn	$247,711	21,046
Charles D. Crowell	$102,540	8,712
Executive Group	$985,419	83,723
Non-Executive Director Group	$168,029	14,276
Non-Executive Officer Employee Group	$1,940,379	164,858

(1)         Reflects the value of the award based on the closing price of our common stock on March 20, 2012.

(2)         Reflects the number of shares of restricted stock to be granted following the Annual Meeting, subject to stockholder approval of the 2012 Incentive Plan at the Annual Meeting.

The Board of Directors recommends a vote “FOR” the approval of the Citi Trends, Inc. 2012 Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures

The Company has adopted a Code of Business Conduct and Ethics which sets forth the Company’s policy of prohibiting participation by an employee, officer or director (or his/her family members) in any transaction that could create an actual or apparent conflict of interest with the Company.  Transactions prohibited by the Code of Business Conduct and Ethics, among other things, include: conducting business or engaging in a transaction on behalf of the Company with a family member or significant other or with a company in which the person or one of their family members is a significant owner or is associated or employed in a significant role or position; an employee accepting simultaneous employment with a client, credit source, supplier, or competitor, or taking part in any activity that enhances or supports a competitor’s position; a director of the Company serving as a director of any other company that competes with the Company; and transactions in which an employee, officer or director invests in a client, credit source, supplier or competitor that compromises his or her responsibilities to the Company.

The Company’s Code of Business Conduct and Ethics requires that the Audit Committee must review and approve in advance all material related party transactions or business or professional relationships that could present a conflict of interest. All instances involving potential related party transactions or such business or professional relationships must be reported to the CEO who will assess the materiality of the transaction or relationship and elevate the matter to the Audit Committee as appropriate. The Company will report all material related party transactions and such business or professional relationships under applicable accounting rules and the SEC’s rules and regulations. Any dealings with a related party will be conducted in such a way as to avoid preferential treatment and assure that the terms obtained by the Company are no less favorable than could be obtained from unrelated parties on an arm’s-length basis.

In addition, the charter of the Audit Committee requires the Audit Committee to review and approve all related party transactions as defined by Item 404 of the SEC’s Regulation S-K in accordance with NASDAQ listing standards. It is also one of the responsibilities of the Nominating and Corporate Governance Committee, as set forth in its charter, to consider possible conflicts of interests of directors and any related party transactions in connection with the determination of director independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports furnished to us, all reports required by Section 16(a) of the Exchange Act to be filed by our directors and executive officers and all beneficial owners of more than ten percent of our common stock outstanding to report transactions in our securities were timely filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of March 26, 2012, for the following persons:

•                  each stockholder known by us to own beneficially more than 5% of our common stock;

•                  each of our directors and named executive officers; and

•                  all directors and executive officers as a group.

This table lists applicable percentage ownership based on 14,925,882 shares of common stock outstanding as of March 26, 2012. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have deemed shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of March 26, 2012, to be outstanding, but we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by that stockholder.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Class

Directors and Named Executive Officers:

R. Edward Anderson	164,168		1.1%
Chairman of the Board and Chief Executive Officer

R. David Alexander, Jr.	22,304	(1)	*
Former President, Chief Executive Officer and Director

Elizabeth R. Feher	8,243	(2)	*
Former Executive Vice President and Chief Merchandising Officer

Bruce D. Smith	25,913		*
Executive Vice President and Chief Financial Officer

Ivy D. Council	20,607	(3)	*
Executive Vice President of Human Resources

James A. Dunn	32,047	(4)	*
Senior Vice President of Store Operations

Charles D. Crowell	5,526		*
Senior Vice President of Supply Chain

Brian P. Carney	8,260		*
Director

Lawrence E. Hyatt	9,588	(5)	*
Director

John S. Lupo	10,588	(6)	*
Director

Patricia M. Luzier	11,838	(7)	*
Director

Directors and executive officers as a group (nine persons)	288,535	(8)	1.9%

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class

Other Beneficial Owners:

FMR LLC(9)	2,081,093	13.9%
(and related entities)
82 Devonshire Street
Boston, MA 02109

Massachusetts Financial Services Company (10)	1,936,129	13.0%
500 Boylston Street
Boston, MA 02116

Invesco Ltd.(11)	1,528,020	10.2%
(and related entities)
1555 Peachtree Street NE
Atlanta, GA 30309

Morgan Stanley(12)	1,155,075	7.7%
(and related entities)
1585 Broadway
New York, NY 10036

Rutabaga Capital Management(13)	847,076	5.7%
64 Broad Street, 3rd Floor
Boston, MA 02109

BlackRock, Inc.(14)	819,241	5.5%
40 East 52nd Street
New York, NY 10022

*	Denotes less than 1%.

(1)	Shares owned as of January 23, 2012, which was Mr. Alexander’s final day of employment.

(2)	Shares owned as of October 24, 2011, which was Ms. Feher’s final day of employment.

(3)	Includes options to purchase 2,000 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 26, 2012.

(4)	Includes options to purchase 7,500 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 26, 2012.

(5)	Includes options to purchase 500 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 26, 2012.

(6)	Includes options to purchase 1,500 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 26, 2012.

(7)	Includes options to purchase 2,750 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 26, 2012.

(8)	Includes options to purchase 14,250 shares of common stock that are currently exercisable or will become exercisable within 60 days of March 26, 2012.

(9)

This information is based on a Schedule 13G/A filed on February 13, 2012. FMR LLC is a parent holding company with sole voting power with respect to 167 shares of our common stock and sole dispositive power with respect to 2,081,093 shares of our common stock. Edward C. Johnson 3d (whose family has predominant control over the voting stock of FMR LLC), through such control has sole dispositive power with respect to such shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 2,080,926 shares of our common stock as a result of acting as investment adviser to various investment companies. One such investment company, Fidelity Low-Priced Stock Fund, is the beneficial owner of 1,144,000 shares, or 7.7%, of our Common Stock outstanding. Fidelity Low-Priced Stock Fund has its principal place of business at 82 Devonshire Street, Boston, MA 02109. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the investment funds it controls, each has sole power to dispose of the 2,080,926 shares owned by the funds. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank, is the beneficial owner of 167 shares of our common stock as a result of serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 167 shares, and sole power to vote or to direct the voting of, 167 shares of our common stock owned by such institutional accounts.

(10)

This information is based on a Schedule 13G/A filed on February 8, 2012. The shares listed in the table are beneficially owned by Massachusetts Financial Services Company and/or certain other non-reporting entities. The interest of one entity, the MFS New Discovery Fund (the “Fund”), a series of MFS Series Trust I (which is an investment), in the common stock of the Company, amounted to 1,051,507 shares of common stock, or 7.0% of the total number of shares outstanding, as of March 20, 2012. The Fund, which is a series of a Massachusetts business trust, has its principal office at 500 Boylston Street, Boston, Massachusetts 02116.

(11)

This information is based on a Schedule 13G/A filed on February 6, 2012. Invesco Ltd. as the ultimate parent holding company is the beneficial owner of the listed shares. Invesco Advisers, Inc., a subsidiary of Invesco, Ltd., has sole voting and investment power with respect to 1,520,858 shares, and Invesco Powershares Capital Management, a subsidiary of Invesco Ltd., has sole voting and investment power with respect to 7,162 shares.

(12)

This information is based on a Schedule 13G/A filed on February 8, 2012. Morgan Stanley is a parent holding company with sole voting power with respect to 1,100,982 shares of our common stock and sole dispositive power with respect to 1,155,075 shares of our common stock. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley and is an investment adviser with sole voting power with respect to 1,100,982 shares of our common stock and sole dispositive power with respect to 1,155,075 shares of our common stock.

(13)

This information is based on a Schedule 13G filed on February 10, 2012. Rutabaga Capital Management is the beneficial owner of the listed shares and has sole voting power with respect to 720,176 shares and sole dispositive power with respect to all of the shares.

(14)

This information is based on a Schedule 13G/A filed on January 20, 2012. The shares listed in the table are beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock Japan Co. Ltd.; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; Blackrock Asset Management Canada Limited BlackRock Asset Management Australia Limited; BlackRock Advisors, LLC and BlackRock Investment Management, LLC. BlackRock, Inc. has sole voting power and sole dispositive power with respect to all of the shares.

PROPOSAL 4:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013, and further directed that the appointment of KPMG LLP be submitted for ratification by the stockholders at the annual meeting. KPMG LLP has served as our independent registered public accounting firm since fiscal 2002. We understand that a representative from KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required. However, the appointment is being submitted for ratification at the annual meeting with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the appointment of KPMG LLP is not ratified at the annual meeting, the Audit Committee will consider the engagement of another independent registered public accounting firm. The Audit Committee may terminate the engagement of KPMG LLP as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination necessary or appropriate.

Principal Accounting Fee Information

The following table sets forth the aggregate fees paid or payable to KPMG LLP relating to the audit of our fiscal 2010 and 2011 financial statements and the fees billed to us in 2010 and 2011 by KPMG LLP for other professional services:

	Fiscal 2010	Fiscal 2011

Audit Fees(1)	$718,000	$786,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)   Audit fees include amounts billed to us related to the annual audit of our financial statements and interim reviews of the quarterly financial statements filed for fiscal 2010 and fiscal 2011.

Audit Committee Pre-Approval Policy

In accordance with our Audit Committee pre-approval policy, all audit services performed for us by our independent registered public accounting firm were pre-approved by our Audit Committee.

Our Audit Committee’s pre-approval policy provides that our independent registered public accounting firm shall not provide services that have the potential to impair or appear to impair the independence of the audit role. The pre-approval policy requires our independent registered public accounting firm to provide an annual engagement letter to our Audit Committee outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee’s acceptance of and agreement with such engagement letter, the services within the scope of the proposed audit services shall be deemed pre-approved pursuant to the policy.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter. In addition, services to be provided by our independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both management and the independent registered public accounting firm, and must include a detailed description of the services to be provided.

Our policies prohibit us from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, or contribution-in-kind reports, actuarial services, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee is prohibited from delegating to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

The board of directors recommends that stockholders vote “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 2, 2013.

STOCKHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

Any proposal or proposals by a stockholder pursuant to the proxy solicitation rules of the SEC intended to be included in the proxy statement and proxy card relating to the 2013 annual meeting of stockholders must be received by us no later than December 20, 2012. In addition, if you desire to bring business (including director nominations) before our 2013 annual meeting of stockholders, you must comply with our bylaws, which require that you provide written notice of such business to our Secretary at the address of our executive offices, which notice must be received no earlier than January 23, 2013, and no later than February 22, 2013.  Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2013 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Notices of intention to present proposals at the 2013 annual meeting should be addressed to the Company, Attention:  Secretary, 104 Coleman Boulevard, Savannah, Georgia 31408.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended January 28, 2012, as filed with the SEC, accompanies this proxy statement.  A copy of the Annual Report is available, without charge, upon written request directed to our Secretary at the corporate address set forth above.

OTHER BUSINESS

We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the stockholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

APPENDIX A

CITI TRENDS, INC.

2012 INCENTIVE PLAN

CITI TRENDS, INC.

2012 INCENTIVE PLAN

CITI TRENDS, INC.

2012 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1.         GENERAL.  The purpose of the Citi Trends, Inc. 2012 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Citi Trends, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1.         DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a)                                 “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)                                 “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)                                  “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)                                 “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                   “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement,

4

if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty; prolonged absence from duty without the consent of the Company; material breach by the Participant of any published Company code of conduct or code of ethics; intentionally engaging in activity that is in conflict with or adverse to the business or other interests of the Company; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)                                  “Change in Control” means and includes the occurrence of any one of the following events:

(i)            the acquisition by any Person of Beneficial Ownership of Voting Securities which, when added to the Voting Securities then Beneficially Owned by such Person, would result in such Person Beneficially Owning 33% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (1) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (2) acquires the Voting Securities directly from the Company; (3) becomes the Beneficial Owner of 33% or more of the combined voting power of the Company’s then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the Company or any Subsidiary which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person, provided that if (x) a Person would own at least such percentage as a result of the acquisition by the Company or any Subsidiary and (y) after such acquisition by the Company or any Subsidiary, such Person acquires Voting Securities, then an acquisition of Voting Securities shall have occurred; (4) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Controlled Entity”); or (5) acquires Voting Securities in connection with a “Non-Control Transaction” (as defined in paragraph (iii) below); or

(ii)           the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Board prior to such election or nomination, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened

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“Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii)          consummation of:

(A)          a merger, consolidation or reorganization involving the Company (a “Business Combination”), unless

(1)           the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

(2)           the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

(3)           no Person (other than the Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of 33% or more of the then outstanding Voting Securities) has Beneficial Ownership of 33% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a Business Combination satisfying the conditions of clauses (1), (2) and (3) of this subparagraph (A) shall be referred to as a “Non-Control Transaction”);

(B)          a complete liquidation or dissolution of the Company; or

(C)          the sale or other disposition of all or substantially all of the assets of the Company (other than a transfer to a Controlled Entity).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion

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as their ownership of stock in the Company immediately prior to such acquisition.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)                                     “Committee” means the committee of the Board described in Article 4.

(j)                                    “Company” means Citi Trends, Inc., a Delaware corporation, or any successor corporation.

(k)                                 “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)                                     “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m)                             “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined

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by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)                                 “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer.  If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.  In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o)                                 “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p)                                 “Effective Date” has the meaning assigned such term in Section 3.1.

(q)                                 “Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.

(r)                                    “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s)                                   “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t)                                    “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u)                                 “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate.  If not

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defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v)                                 “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w)                               “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x)                                 “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(y)                                 “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z)                                  “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa)                          “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb)                          “Other Stock-Based Award” means a right, granted to a Participant under Article 13 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc)                            “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd)                          “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee)                            “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff)                              “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

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(gg)                            “Plan” means the Citi Trends, Inc. 2012 Incentive Plan, as amended from time to time.

(hh)                          “Prior Plans” means the Citi Trends, Inc. 2005 Long-Term Incentive Plan and the 1999 Allied Fashion Stock Option Plan, each as amended from time to time.

(ii)                                  “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj)                                “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk)                          “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ll)                                  “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm)                  “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn)                          “Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(oo)                          “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(pp)                          “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(qq)                          “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(rr)                                “Voting Securities” means, with respect to the Company or any Subsidiary, any securities issued by the Company or such Subsidiary, respectively, which

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generally entitle the holder thereof to vote for the election of directors of the Company.

(ss)                              “1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt)                                “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1.                            EFFECTIVE DATE.  The Plan will become effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

3.2.                            TERMINATION OF PLAN.  Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1.                            COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award.  However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan.  The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.  Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of Independent Directors.

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4.2.                            ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.  No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3.                            AUTHORITY OF COMMITTEE.  Except as provided in Sections 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a)                                 Grant Awards;

(b)                                 Designate Participants;

(c)                                  Determine the type or types of Awards to be granted to each Participant;

(d)                                 Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)                                  Determine the terms and conditions of any Award granted under the Plan;

(f)                                   Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)                                  Decide all other matters that must be determined in connection with an Award;

(h)                                 Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)                                     Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)                                    Amend the Plan or any Award Certificate as provided herein; provided that any such amendment shall not be effective unless it is in writing; and

(k)                                 Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

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Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4.                            DELEGATION.

(a)                                 Administrative Duties.  The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)                                 Special Committee.  The Board may, by resolution or by specific delegation to the Compensation Committee, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award.  The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5.                            INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1.                            NUMBER OF SHARES.  Subject to adjustment as provided in Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,600,000, plus a number of additional Shares (not to exceed 300,000) underlying awards outstanding as of the Effective Date under the Prior Plans that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.  From and after the Effective Date, no further awards shall be granted under the Prior Plans and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.  Subject to adjustment as provided in Section 15.1, the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,600,000.

5.2.                            SHARE COUNTING.  Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 5.2.

(a)                                 To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)                                 Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)                                  Shares withheld or repurchased from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d)                                 If the exercise price of an Option is satisfied in whole or in part by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares so tendered (by delivery or attestation) shall be added to the Plan share reserve and will be available for issuance pursuant to Awards granted under the Plan.

(e)                                  To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(f)                                   To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g)                                  Substitute Awards granted pursuant to Section 14.8 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

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(h)                                 Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3.                            STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.                            LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a)                                 Options.  The maximum aggregate number of Shares subject to time-vesting Options granted under the Plan in any 12-month period to any one Participant shall be 160,000.

(b)                                 SARs.  The maximum number of Shares subject to time-vesting Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 160,000.

(c)                                  Performance Awards.  With respect to any one 12-month period (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $2,500,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be the greater of 160,000 Shares or Shares having a Fair Market Value of $2,500,000 as of the Grant Date of the Award.  For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any one 12-month period is the total amount payable or Shares earned for the performance period divided by the number of 12-month periods in the performance period.

5.5.                            MINIMUM VESTING REQUIREMENTS.  Except in the case of substitute Awards granted pursuant to Section 14.8, Full-Value Awards granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may at its discretion permit and authorize acceleration of vesting of such Full-Value Awards in the event of the Participant’s death, Disability, or retirement, or the occurrence of a Change in Control (subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), (ii) the Committee may grant Full-Value Awards without the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full-Value Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 10% or fewer of the aggregate number of Shares authorized under the Plan, and (iii) this Section 5.5 shall not apply to Awards granted to Non-Employee Directors.

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ARTICLE 6

ELIGIBILITY

6.1.                            GENERAL.  Awards may be granted only to Eligible Participants.  Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.  Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1.                            GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)                                 Exercise Price.  The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.8) shall not be less than the Fair Market Value as of the Grant Date.

(b)                                 Prohibition on Repricing.  Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.  In addition, the Company may not, without the prior approval of stockholders of the Company, repurchase an Option for value from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)                                  Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding.  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)                                 Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants.  As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

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(e)                                  Exercise Term.  Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)                                   No Deferral Feature.  No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)                                  No Dividend Equivalents.  No Option shall provide for Dividend Equivalents.

7.2.         INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code.  Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years.  If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1.         GRANT OF STOCK APPRECIATION RIGHTS.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)                                 Right to Payment.  Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)                                 The Fair Market Value of one Share on the date of exercise; over

(2)                                 The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)                                 Prohibition on Repricing.  Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.  In addition, the Company may not, without the prior approval of stockholders of the Company, repurchase a SAR for value from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)                                  Time and Conditions of Exercise.  The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax

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withholding.  Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)                                 No Deferral Feature.  No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)                                  No Dividend Equivalents.  No SAR shall provide for Dividend Equivalents.

(f)                                   Other Terms.  All SARs shall be evidenced by an Award Certificate.  Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK AND STOCK UNITS

9.1.         GRANT OF RESTRICTED STOCK AND STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2.         ISSUANCE AND RESTRICTIONS.  Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3          DIVIDENDS ON RESTRICTED STOCK.  In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof and subject to the same vesting provisions as provided for the host Award), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture).  Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date

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upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant.

9.4.         FORFEITURE.  Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5.         DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1.       GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.  All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2.       PERFORMANCE GOALS.  The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee.  Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.  The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

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ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1.       OPTIONS AND STOCK APPRECIATION RIGHTS.  The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2.       OTHER AWARDS.  When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption.  If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•                  Revenue (premium revenue, total revenue or other revenue measures)

•                  Sales

•                  Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•                  Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•                  Net income (before or after taxes, operating income or other income measures)

•                  Cash (cash flow, cash generation or other cash measures)

•                  Stock price or performance

•                  Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•                  Economic value added

•                  Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•                  Market share or position

•                  Improvements in capital structure

•                  Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•                  Business expansion (acquisitions)

•                  Internal rate of return or increase in net present value

•                  Productivity measures

•                  Cost reduction measures

•                  Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.  Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period.  Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

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11.3.       PERFORMANCE GOALS.  Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Subject to the provisions of Section 5.5, performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.  In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4.       INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.  The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5.       CERTIFICATION OF PERFORMANCE GOALS.  Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6.       AWARD LIMITS.  Section 5.4 sets forth, with respect to any one 12-month period, (i) the maximum number of time-vesting Options or SARs that may be granted to any one Participant, (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares, and (iii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock.

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ARTICLE 12

DIVIDEND EQUIVALENTS

12.1.       GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee.  Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee.  Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1.       GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries.  The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1.       AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate.  Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2.       FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.  Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3.       LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option

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intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4.       BENEFICIARIES.  Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5.       STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6.       ACCELERATION FOR OTHER REASONS.  Subject to Section 5.5 as to Full-Value Awards and Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of a Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.  The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.6.

14.7.       FORFEITURE EVENTS.  Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant.  In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

14.8.       SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

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ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1.       MANDATORY ADJUSTMENTS.  In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2        DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3        GENERAL.  Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2.  To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

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ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1.       AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2.       AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)                                 Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)                                 The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)                                  Except as otherwise provided in Section 15.1, the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)                                 No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3.       COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or

25

similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1.       RIGHTS OF PARTICIPANTS.

(a)                                 No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan.  Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)                                 Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer,  director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)                                  Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d)                                 No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2.       WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

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17.3.       SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)                                 General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan and all Award Certificates shall be construed in a manner that affects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)                                 Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c)                                  Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)                                 Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

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(i)            the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii)           the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)           Installment Payments.  If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment.  For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)            Timing of Release of Claims.  Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited.  If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period.  If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.  In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)           Permitted Acceleration.  The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

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17.4.       UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.  This Plan is not intended to be subject to ERISA.

17.5.       RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.  Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6.       EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7.       TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8.       GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9.       FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10.     GOVERNMENT AND OTHER REGULATIONS.

(a)                                 Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)                                 Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such

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registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.  The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled.  The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11.     GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12.     SEVERABILITY.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13.     NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Citi Trends, Inc. 2012 Incentive Plan as adopted by the Board on March 20, 2012 and by the stockholders on               , 2012.

Citi Trends, Inc.

By:
Its:

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0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 CITI TRENDS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, hereby appoints R. Edward Anderson and Bruce D. Smith and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of Citi Trends, Inc. to be held on May 23, 2012 and at any adjournment or postponement thereof. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF CITI TRENDS, INC. May 23, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card, and the 2011 Annual Report for Citi Trends, Inc. are available at http://ir.cititrends.com/annual-proxy.cfm Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of one Director for a three-year term expiring at the 2015 annual stockholders meeting. 2. An advisory vote to approve the compensation of the Company's named executive officers for 2011. 3. Approval of the Citi Trends, Inc. 2012 Incentive Plan. 4. Ratification of the selection of KPMG LLP to be the independent registered public accounting firm of the Company for the fiscal year ending February 2, 2013. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. FOR AGAINST ABSTAIN FOR THE NOMINEE WITHHOLD AUTHORITY FOR THE NOMINEE THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 10030303000000000000 1 052312 O Patricia M. Luzier NOMINEE: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN